                                                                    Exhibit 10.7

                                     FORM OF
                                   COSI, INC.
                         SENIOR SECURED NOTE AND WARRANT
                               PURCHASE AGREEMENT

         THIS SENIOR SECURED NOTE AND WARRANT PURCHASE AGREEMENT (the "Agreement") is made as of the 12th day of August, 2002, by and between Cosi, Inc., a Delaware corporation (the "Company"), and each of the Purchasers named on Schedule I attached hereto (the "Purchasers").

         WHEREAS, the Company desires to enter into a financing with the Purchasers in an amount of up to $15,000,000, or such additional amount approved by the Company's Board of Directors not to exceed $25,000,000.

         WHEREAS, the Company and the Purchasers desire to set forth herein the terms and conditions of such financing.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    AGREEMENT

                                   SECTION 1

                          AMOUNT AND TERMS OF THE LOANS

         1.1 The Loans. Subject to the terms of this Agreement, the Company may borrow from the Purchasers, and each Purchaser shall lend to the Company, the maximum principal loan amount set forth on Schedule I following such Purchasers name (as to each Purchaser, the "Commitment"), pursuant to one or more senior secured promissory notes in the form attached hereto as Exhibit A (the "Notes"). Each of the Purchasers hereby agrees to purchase a Note, subject to the terms and conditions hereof, on the Closing Date in an original maximum principal amount equal to such Purchaser's Commitment.

                  (a) The amount of any such borrowing from each Purchaser shall be referred to herein as such Purchaser's "Loan" with respect to such borrowing, and each event of borrowing shall be referred to herein as a "Loan Disbursement" and shall be documented on Schedule A to the Note as provided in Section 2 of each Note.

                  (b) The Company may at its sole discretion draw down one or more Loan Disbursements on a pro rata basis from the Purchasers from time to time during the period commencing on the date hereof and ending on the earlier of an initial public offering or August 12, 2003, provided that the amount of any Loan requested from any

         Purchaser may not exceed the excess, if any, of such Purchaser's Commitment over the aggregate principal amount of all Loans theretofore made by such Purchaser, and the aggregate amount of Loans requested and made by all Purchasers in connection with any Loan Disbursement shall not exceed the excess of the aggregate Commitments of the Purchasers over the principal amount of all Loans theretofore made by the Purchasers.

         1.2 Borrowing Mechanics of the Loans.

                  (a) Whenever the Company desires that the Purchasers make a Loan Disbursement, the Company shall so notify each Purchaser, in writing, no later than 10:00 a.m. (New York City time) at least five Business Days in advance of the proposed date of financing (the "Credit Date"), the aggregate amount of such Loan Disbursement and the amount of each such Purchaser's requested Loan.

                  (b) Each Purchaser shall make the amount of its Loan available to the Company not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in dollars.

                                   SECTION 2

                               ISSUANCE OF WARRANT

         2.1 Issuance of Warrants. Subject to the terms and conditions of this Agreement, the Company shall issue to each Purchaser warrants, as set forth in Sections 2.2 and 2.3 below, each in the form attached hereto as Exhibit B (the "Warrant" or "Warrants"). The Warrants shall, (i) unless sooner terminated as provided therein, not be exercisable until one year and a day from the day that each such Warrant is issued, (ii) have a term commencing upon issuance and expiring August 12, 2007, and (iii) be exercisable at an exercise price (subject to adjustment as set forth in the Warrants) equal to $6.00 per share.

         2.2 Initial Warrants. At the Closing (as defined below) the Company will issue Warrants pro rata to each Purchaser (the "Initial Warrants") in an amount representing the right to purchase 60,000 shares of Common Stock, $0.01 par value per share, of the Company, for each $1,000,000 of such Purchaser's Commitment, or a proportional share thereof. Such amount of Initial Warrants shall be set forth following such Purchaser's name under the column captioned "Number of Initial Warrants" on Schedule I hereto.

         2.3 Draw Warrants. At the time of a Loan Disbursement the Company shall issue to each Purchaser additional Warrants (the "Draw Warrants") in an amount representing the right to purchase 60,000 shares of Common Stock, $0.01 par value per share, of the Company, for each $1,000,000 of each Purchaser's Loan Disbursement, or a proportional share thereof.

                                    SECTION 3

                                   THE CLOSING

         3.1 Closing Date. The closing or the issuance of the Notes and the Initial Warrants (the "Closing") shall be held as of the date of execution and delivery of this Agreement by the Company and the Purchasers.

         3.2 Delivery. At the Closing the Company shall deliver to each Purchaser such Purchaser's Note and Initial Warrants.

                                    SECTION 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         4.1 Purchase for Own Account. By each Purchaser's execution of this Agreement, each Purchaser hereby confirms that the Notes, the Warrants and the Common Stock issuable upon exercise of the Warrants (collectively, the "Securities") to be received by such Purchaser, shall be acquired solely for its own account and beneficial interest, not as a nominee or agent, for investment and not for sale or with a view to the resale or distribution of the Securities or any part thereof, such Purchaser has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention. By executing this Agreement, each Purchaser further represents that each Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. Each Purchaser represents that it has full power and authority to enter into this Agreement.

         4.2 Accredited Investor. Each Purchaser is an "accredited investor" within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as now in effect.

The undersigned represents and warrants that the undersigned falls within the category (or categories) marked. PLEASE INDICATE EACH CATEGORY OF ACCREDITED INVESTOR THAT YOU, THE UNDERSIGNED, SATISFY, BY PLACING AN "X" ON THE APPROPRIATE LINE


_______     Category 1.    A bank as defined in Section 3(a)(2) of the Act
                           whether acting in its individual or fiduciary capacity; or

_______     Category 2.    A savings and loan association or other institution
                           as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; or

_______     Category 3.    A broker or dealer registered pursuant to Section 15
                           of the Securities Exchange Act of 1934; or

_______     Category 4.    An insurance company as defined in Section 2(13) of
                           the Act; or

_______     Category 5.    An investment company registered under the Investment
                           Company Act of 1940; or

_______     Category 6.    A business development company as defined in Section
                           2(a)(48) of the Investment Company Act of 1940; or

_______     Category 7.    A small business investment company licensed by the
                           U.S. Small Business Administration under Section
                           301(c) or (d) of the Small Business Investment Act of
                           1958; or

_______     Category 8.    A plan established and maintained by a state, its
                           political subdivision or any agency or
                           instrumentality of a state or its political subdivisions, for the benefit of its associates, with assets in excess of $5,000,000; or

_______     Category 9.    An employee benefit plan within the meaning of the
                           Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of $5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

_______     Category 10.   A private business development company as defined in
                           Section 202(a)(22) or the Investment Advisers Act of
                           1940; or

_______     Category 11.   An organization described in Section 501(c)(3) of the
                           Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Notes, with total assets in excess of $5,000,000; or

_______     Category 12.   A director or executive officer of the Company; or

_______     Category 13.   A natural person whose individual net worth, or joint
                           net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000; or

_______     Category 14.   A natural person who had an individual income in
                           excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_______     Category 15.   A trust, with total assets in excess of $5,000,000,
                           not formed for the specific purpose of acquiring the Notes, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

_______     Category 16.   An entity in which all the equity owners are
                           accredited investors.

         4.3 Information and Sophistication. Each Purchaser acknowledges that it has received all the information it has requested from the Company (including the risk factors set forth in Schedule II attached hereto) and that it considers necessary or appropriate for deciding whether to acquire the Securities. Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects, and financial condition of the Company, and to obtain any additional information necessary to verify the accuracy of the information given to such Purchaser.

         4.4 Investment Experience. Each Purchaser represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of the investment in the Securities.

         4.5 Ability to Bear Economic Risk. Each Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that such Purchaser is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

         4.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

                  (i) There is then in effect a Registration Statement under the Securities Act of 1933 (the "Act"), as amended, covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                  (ii) Such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, satisfactory to the Company, that such disposition will not require registration under the Act, as amended.

                  (iii) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by Purchaser to a shareholder or partner (or retired partner) of such Purchaser, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Purchaser hereunder and, prior to any such transfer, such Purchaser delivers such written agreement to the Company.

         4.7 Company's Reliance. Each Purchaser understands that the Company will rely upon the accuracy and truth of the foregoing representations, and the Purchaser hereby consents to such reliance.

         4.8 No Brokers. The Purchasers have not employed any broker or finder in connection with the transactions contemplated by this Agreement.

         4.9 Lock-Up Agreement. Each Purchaser, if requested of such Purchaser and all employees of the Company holding equal or larger numbers of shares of the Company's Common Stock by an underwriter of Common Stock or other securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Securities of the Company acquired hereunder (except Securities included in such registration) during such 180 day period following the effective date of a registration statement of the Company filed under the Act, as amended, or such shorter period of time as the underwriter shall require. Such agreement shall be in writing in the form satisfactory to such underwriter. The Company may impose stop-transfer instructions with respect to such Securities subject to the foregoing restriction until the end of said period.

         4.10 Due Authorization. Each Purchaser is duly organized and validly existing under the laws of the state of its organization and has all power and authority to enter into and consummate the transactions contemplated by this Agreement and the agreements contemplated herein. This agreement and each of the agreements and documents referenced hereto to which such Purchaser is a party has been duly authorized by all necessary action on the part of such Purchaser. This Agreement and each of the documents referenced herein to which such Purchaser is a party constitutes a valid and binding agreement of such Purchaser enforceable against such Purchaser in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' right generally.

         4.11 Legend. Each Purchaser understands that the certificates evidencing the Securities (other than the Notes) will bear a legend in substantially the following form:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR TRANSFERRED FOR VALUE, DIRECTLY OR INDIRECTLY, IN THE ABSENCE OF SUCH REGISTRATION UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COSI, INC.

         4.12 No General Solicitation. Each Purchaser acknowledges that it has not been offered or sold any Securities pursuant to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, nor any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                                   SECTION 5

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

           The Company hereby represents and warrants to the Purchasers that:

         5.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. 5.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance, sale and delivery of the Notes and Warrants being sold hereunder has been taken or will be taken prior to the Closing, and this Agreement and each Note constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

         5.3 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of this Agreement, or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

         5.4 Absence of Required Consents; No Violations. No consent or approval of any third party, any court or tribunal, or any administrative, governmental or regulatory body, agency or authority is required for the execution, delivery and performance of this Agreement by the Company. Neither the execution, delivery nor performance of this Agreement by the Company will conflict with or result in any breach of any provisions of the Certificate of Incorporation, as amended, (except for any conflict or breach that has been waived) or By-laws of the Company or violate any order, writ, injunction or decree applicable to the Company.

                                   SECTION 6
                            COVENANTS OF THE COMPANY

         6.1 Covenants. The Company hereby incorporates by reference the covenants contained in the Series C Preferred Stock Purchase Agreement dated March 30, 1999, as amended. The Company shall provide a copy of such covenants to the Purchasers upon request.

         6.2 Additional Covenant. At the time of each Loan Disbursement the Company shall certify to the Purchasers, that since the date hereof, no circumstance or event has occurred which has had a material adverse effect on the business, assets, results of operations or financial condition of the Company, taken as a whole.

                                   SECTION 7
                         PRO RATA TREATMENT AND PAYMENTS

         7.1 Pro Rata Treatment and Payments. Each Loan Disbursement from the Purchasers hereunder shall be made pro rata in accordance with the respective Commitments of the Purchasers. Each payment by the Company on account of principal of and interest on the Loans shall be made pro rata in accordance with the respective outstanding principal amount of the Loans of the Purchasers. All payments to be made by the Company hereunder, whether on account of principal or interest, shall be made without set-off or counterclaim and shall be made prior to 12:00 noon, New York City time, on the due date thereof to the Purchasers, at the addresses specified on Schedule A hereto, in same day funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                                    SECTION 8
                                EVENT OF DEFAULT

         8.1 Event of Default. An Event of Default exists if any of the following events shall occur and be continuing:

                  (a) The Company shall fail to pay the principal of the Loans when due in accordance with the terms hereof; or the Company shall fail to pay any interest on the Loans within 10 Business Days of the date thereof; or

                  (b) the Company, pursuant to or within the meaning of any Bankruptcy Law (defined to include any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors):

                           (i) commences a voluntary case;

                           (ii) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (iii) consents to the appointment of a Custodian of
                  it or for any substantial part of its property; or

                           (iv) makes a general assignment for the benefit of
                  its creditors or takes any comparable action under any foreign laws relating to insolvency;

                  (c) the Company breaches any provision of the Borrower Security Agreement, dated as of August 12, 2002, among the Company and the Purchasers hereto (as amended supplemented or otherwise modified from time to time, the "Security Agreement") in any material respect, and such breach shall continue in effect for 30 days following notice to the Company thereof by any Purchaser; or

                  (d) any representation of warranty made by the Company in this Agreement or the Security Agreement shall have been incorrect in any material respect as of the date made.

         8.2 Acceleration. If an Event of Default occurs and is continuing, (A) if such event is an Event of Default specified in clause (i) or (ii) of Section 8.1(b), automatically the Loans (with accrued interest thereon) shall immediately become due and payable and (B) if such event is an Event of Default the Purchasers may, by notice to the Company, declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately.

         8.3 Other Remedies. If an Event of Default occurs and is continuing, the Purchasers may pursue any available remedy to collect the payment of principal of or interest on the Notes, or to enforce the performance of any provision of this Agreement. A delay or omission by the Purchasers in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                                   SECTION 9
                                  MISCELLANEOUS

         9.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         9.2 Termination. This Agreement shall terminate at an initial public offering, provided that the Company has complied in all material respects with its obligations hereunder.

         9.3 Successors and Assigns. Other than as specifically provided for herein, this Agreement, and the rights and obligations of each of the parties hereunder, may not be assigned by any Purchaser without the prior written consent of the Company. Subject to the foregoing sentence, this Agreement shall insure to the benefit of, and shall be binding upon, the parties and their successors and assigns.

         9.4 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents, made and to be performed entirely within the State of New York.

         9.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         9.7 Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed to the Company at 242 West 36th Street, 11th Floor, New York, New York, or to the Purchasers at the address set forth on
Schedule I hereto, or at such other address as such party may designate by ten days advance written notice to the other party.

         9.8 Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and at least 50% of the Purchasers.

         9.9 Entire Agreement. This Agreement, together with the agreements and documents referred to herein, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous negotiations, agreements and understandings.

         9.10 Expenses. Upon the Closing, the Company shall reimburse the Purchasers' out-of-pocket expenses in connection with the transaction contemplated by this Agreement, including reasonable legal fees of counsel representing the Purchasers, provided the Loans, for such Purchaser, is at least $5,000,000 pursuant to this Agreement.

         9.11 No Third Party Beneficiaries. Nothing contained in this Agreement shall be deemed to confer rights on any person or to indicate that this Agreement has been entered into for the benefit of any person, other than the parties hereto.

         9.12 Further Assurances. At any time after the Closing, each party shall upon request of another party, execute, acknowledge and deliver all such further and other assurances and documents, and will take such action consistent with the terms of this Agreement, as may be reasonably requested to carry out the transactions contemplated herein and to permit each party to enjoy its rights and benefits hereunder.

         9.13 Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                                      SCHEDULE I


                                                                                                               Number of Initial
          Purchaser                                                            Commitment                          Warrants
          ---------                                                            ----------                          --------
Diamond Family Foundation                                                        $75,000                             4,500

LJCB Nominees Pty Ltd                                                          $2,500,000                            1,500

Austin Hearst                                                                   $140,000                             8,400

Talon Opportunity Fund, LP                                                      $750,000                            45,000

Northwood Ventures LLC                                                          $240,000                            14,400

Northwood Capital Partners LLC                                                   $60,000                             3,600

Eric Gleacher                                                                  $1,500,000                           90,000

EGI-Fund (02-04) Investors, LLC                                                 $256,000                            15,360

Cosi Partners                                                                   $250,000                            15,000

Charles G. Phillips                                                             $579,570                            34,774

                                                                                                               Number of Initial
          Purchaser                                                            Commitment                          Warrants
Daniel L. Abbott, MD Trustee for Abbott Family Trust                            $250,000                            15,000

Rod Dammeyer                                                                    $100,000                             6,000

John Diamond                                                                     $25,000                             1,500

Marilyn Diamond                                                                 $150,000                             9,000

Jamie Diamond Schwartz                                                           $25,000                             1,500

David Kelson                                                                     $25,000                             1,500

Cosi CH, LLC                                                                   $4,095,314                           245,719

LBJ Capital                                                                     $500,000                            30,000

Gail A. Gilbert 1996 Revocable Trust                                           $1,500,000                           90,000

ZAM Holdings, LP                                                               $3,373,616                           202,417

                                                                     SCHEDULE II
                                  RISK FACTORS

You should carefully consider the following risks, with regard to the Company (referred to herein as "we" and "our") before entering into the transactions contemplated herein. If any of the following risks actually occur, the Company's business could be harmed. In that case the Company could be unable to meet its financial obligations and you might lose all or part of your investment.

IF WE ARE UNABLE TO ACHIEVE OUR RAPID GROWTH STRATEGY OUR BUSINESS COULD BE MATERIALLY ADVERSELY AFFECTED.

We are planning a rapid growth strategy which will depend on our ability to open new restaurants on a timely and profitable basis. We have experienced delays in restaurant openings from time to time, we may experience delays in the future and we cannot assure you that we will be able to achieve our expansion goals.

Any inability to implement our growth strategy could materially adversely affect our business, financial condition, operating results or cash flows. Our ability to expand successfully will depend on a number of factors, some of which are beyond our control, including:

o        identification and availability of suitable restaurant sites;

o        competition for restaurant sites;

o        negotiation of favorable leases;

o        management of construction and development costs of new restaurants;

o        securing required governmental approvals and permits;

o        recruitment of qualified operating personnel;

o        competition in new markets; and

o        general economic conditions.

In addition, we contemplate entering new markets in which we have no operating experience. These new markets may have different demographic characteristics, competitive conditions, consumer tastes and discretionary spending patterns than our existing markets, which may cause our new restaurants to be less successful in these new markets than in our existing markets.

ANY INABILITY TO MANAGE OUR GROWTH EFFECTIVELY COULD MATERIALLY ADVERSELY AFFECT OUR OPERATING RESULTS.

Failure to manage our growth effectively could harm our business. We have grown significantly since our inception and intend to grow substantially in the future. We have increased the number of our restaurants from 36 restaurants as of December 31, 1999 to 72 restaurants currently. Our existing restaurant management systems, financial and management controls and information systems may not be adequate to support our planned expansion. Our ability to manage our growth effectively will require us to continue to enhance these systems, procedures and controls and to locate, hire, train and retain operating personnel. We cannot assure you that we will be able to respond on a timely basis to all of the changing demands that our planned expansion will impose on management and on our existing infrastructure. If we are unable to manage our growth effectively, our business and operating results could be materially adversely impacted.


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

YOU SHOULD NOT RELY ON PAST INCREASES IN OUR AVERAGE UNIT VOLUMES AS AN INDICATION OF OUR FUTURE RESULTS OF OPERATIONS BECAUSE THEY MAY FLUCTUATE SIGNIFICANTLY.

A number of factors have historically affected, and will continue to affect, our average sales, including, among other factors:

o        introduction of new menu items;

o        unusually strong initial sales performance by new restaurants;

o        competition;

o        general regional and national economic conditions;

o        consumer trends; and

o        our ability to execute our business strategy effectively.

It is not reasonable to expect our average unit volumes to increase at rates achieved over the past several years. Changes in our average sales results could cause the price of our common stock to fluctuate substantially.

WE HAVE A LIMITED OPERATING HISTORY AND WE MAY BE UNABLE TO ACHIEVE
PROFITABILITY.

The first Xando Coffee and Bar was opened in October 1994 and the first Cosi Sandwich Bar was opened in February 1996. We are currently operating 72 restaurants, 15 of which have been open for less than one year. Accordingly, you have limited information with which to evaluate our business and prospects. As a result, forecasts of our future revenues, expenses and operating results may not be as accurate as they would be if we had a longer history of operations and of combined operations. Since we were formed, we have incurred net losses of approximately $104 million through the end of fiscal 2001, primarily due to new restaurant opening expenses, impairment charges, the cost of our merger in 1999 and the costs of hiring senior management to develop and implement our expansion strategy. We intend to continue to expend significant financial and management resources on the development of additional restaurants. We cannot predict whether we will be able to achieve or sustain revenue growth, profitability or positive cash flow in the future.

OUR RESTAURANTS ARE CURRENTLY CONCENTRATED IN THE NORTHEASTERN AND MID-ATLANTIC REGIONS OF THE UNITED STATES, PARTICULARLY IN THE NEW YORK CITY AREA. ACCORDINGLY, WE ARE HIGHLY VULNERABLE TO NEGATIVE OCCURRENCES IN THESE REGIONS.

We currently operate 56 restaurants in Northeastern and Mid-Atlantic states, of which 26 are located in the New York City area, 16 of which are located in New York Central Business Districts. As a result, we are particularly susceptible to adverse trends and economic conditions in these areas. In addition, given our geographic concentration, negative publicity regarding any of our restaurants could have a material adverse effect on our business and operations, as could other regional occurrences impacting the local economies in these markets.

OUR OPERATIONS DEPEND ON GOVERNMENTAL LICENSES AND WE MAY FACE LIABILITY UNDER "DRAM SHOP" STATUTES.


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

We are subject to extensive federal, state and local government regulations, including regulations relating to alcoholic beverage control, the preparation and sale of food, public health and safety sanitation, building, zoning and fire codes. Our business depends on obtaining and maintaining required food service and/or liquor licenses for each of our restaurants. If we fail to hold all necessary licenses, we may be forced to delay or cancel new restaurant openings and close or reduce operations at existing locations. In addition, our sale of alcoholic beverages subjects us to "dram shop" statutes in some states. These statutes allow an injured person to recover damages from an establishment that served alcoholic beverages to an intoxicated person. Although we take significant precautions to ensure that all employees are trained in the responsible service of alcohol and maintain insurance policies in accordance with all state regulations regarding the sale of alcoholic beverages, the misuse of alcoholic beverages by customers may create considerable risks for us. If we are the subject of a judgment substantially in excess of our insurance coverage, or if we fail to maintain our insurance coverage, our business, financial condition, operating results or cash flows could be materially and adversely affected

OUR RESTAURANT EXPANSION STRATEGY FOCUSES PRIMARILY ON FURTHER PENETRATING EXISTING MARKETS. THIS STRATEGY CAN CAUSE SALES IN SOME OF OUR EXISTING RESTAURANTS TO DECLINE, WHICH COULD RESULT IN RESTAURANT CLOSURES.

In accordance with our expansion strategy, we intend to open new restaurants primarily in our existing markets. Since we typically draw customers from a relatively small radius around each of our restaurants, the sales performance and customer counts for restaurants near the area in which a new restaurant opens may decline due to cannibalization, which could result in restaurant closures.

OUR FAILURE OR INABILITY TO ENFORCE OUR TRADEMARKS OR OTHER PROPRIETARY RIGHTS COULD ADVERSELY AFFECT OUR COMPETITIVE POSITION OR THE VALUE OF OUR BRAND.

We own certain common law trademark rights and a number of federal and international trademark and service mark registrations, and proprietary rights to certain of our core menu offerings. We believe that our trademarks and other proprietary rights are important to our success and our competitive position. We, therefore, devote appropriate resources to the protection of our trademarks and proprietary rights. The protective actions that we take, however, may not be enough to prevent unauthorized usage or imitation by others, which might cause us to incur significant litigation costs and could harm our image or our brand or competitive position. To date, we have not been notified that our trademarks or menu offerings infringe the proprietary rights of third parties, but we cannot assure you that third parties will not claim infringement by us. Any such claim, whether or not it has merit, could be time-consuming, result in costly litigation, cause product delays or require us to enter into royalty or licensing agreements. As a result, any such claim could have a material adverse effect on our business, results of operations and financial condition.

OUR QUARTERLY RESULTS MAY FLUCTUATE AND COULD FALL BELOW EXPECTATIONS OF SECURITIES ANALYSTS AND INVESTORS DUE TO SEASONALITY AND OTHER FACTORS, RESULTING IN A DECLINE IN OUR STOCK PRICE.

Our quarterly and yearly results have varied in the past, and we believe that our quarterly operating results will vary in the future. Factors such as seasonality, inclement weather, and


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

unanticipated increases in labor, commodity, energy, insurance or other operating costs may cause our quarterly results to fluctuate. For this reason, you should not rely upon our quarterly operating results as indications of future performance.

WE MAY NEED ADDITIONAL CAPITAL IN THE FUTURE AND IT MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS.

We do not presently have a credit facility available for general purposes. The development of our business may require significant additional capital in the future to, among other things, fund our operations, expand the range of services we offer and finance future acquisitions and investments. We have historically relied upon private sales of our equity and debt instruments to fund our operations. There can be no assurance, however, that these sources of financing, or alternative sources such as a credit facility, will be available on terms favorable to us, or at all. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. These factors may make the timing, amount, terms and conditions or additional financings unattractive to us. If we are unable to raise additional capital, our growth could be impeded.

OUR BUSINESS IS AFFECTED BY CHANGES IN CONSUMER PREFERENCES AND DISCRETIONARY SPENDING.

Our success depends, in part, upon the popularity of our food products and our ability to develop new menu items that appeal to consumers. Shifts in consumer preferences away from our restaurants or cuisine, our inability to develop new menu items that appeal to consumers, or changes in our menu that eliminate items popular with some consumers could harm our business. Also, our success depends to a significant extent on discretionary consumer spending, which is influenced by general economic conditions and the availability of discretionary income. Accordingly, we may experience declines in sales during economic downturns or during periods of uncertainty like that which followed the terrorist attacks on the United States and the possibility of further terrorist attacks. Any material decline in the amount of discretionary pending could have a material adverse effect on our sales, results of operations, business and financial condition.

OUR SUCCESS DEPENDS ON OUR ABILITY TO COMPETE WITH MANY FOOD SERVICE BUSINESSES.

The restaurant industry is intensely competitive and we compete with many well-established food service companies on the basis of taste, quality and price of product offered, customer service, atmosphere, location and overall guest experience. We compete with other sandwich retailers, specialty coffee retailers, bagel shops, fast-food restaurants, delicatessens, cafes, bars, take-out food service companies, supermarkets and convenience stores. Our competitors change with each of the five dayparts (breakfast, lunch, afternoon coffee, dinner and dessert), ranging from coffee bars and bakery cafes to casual dining chains. Aggressive pricing by our competitors or the entrance of new competitors into our markets could reduce our sales and profit margins. Many of our competitors or potential competitors have substantially greater financial and other resources than we do which may allow them to react to changes in pricing, marketing and the quick service restaurant industry better than we can. As our competitors expand their operations, we expect competition to intensify. We also compete with other employers in our markets for hourly workers and may be subject to higher labor costs.

FLUCTUATIONS IN COFFEE PRICES COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

The price of coffee, one of our main products, can be highly volatile. Although most coffee trades on the commodity markets, coffee of the quality we seek tends to trade on a negotiated basis at a substantial premium above commodity coffee pricing, depending on supply and demand at the time of the purchase. Supplies and prices of green coffee can be affected by a variety of factors, such as weather, politics and economics in the producing countries. Two organizations, the Association of Coffee Producing Countries and the International Coffee Organization, have sought with mixed success to coordinate production and pricing of coffee among certain countries and to maintain pricing quotas among coffee producers. An increase in pricing of specialty coffees could have a significant adverse effect on our profitability. To mitigate the risks of increasing coffee prices and to allow greater predictability in coffee pricing, we typically enter into fixed price purchase commitments for a portion of our green coffee requirements. We acquire coffee through a single supplier. We cannot assure you that these activities will be successful or that they will not result in our paying substantially more for our coffee supply than we would have been required to pay absent such activities.

CHANGES IN FOOD AND SUPPLY COSTS COULD ADVERSELY AFFECT OUR RESULTS OF
OPERATIONS.

Our profitability depends in part on our ability to anticipate and react to changes in food and supply costs. We rely on a single primary distributor of our food and paper goods. Although we believe that alternative distribution sources are available, any increase in distribution prices or failure by our distributor to perform could adversely affect our operating results. In addition, we are susceptible to increases in food costs as a result of factors beyond our control, such as weather conditions and government regulations. Failure to anticipate and adjust our purchasing practices to these changes could negatively impact our business.

THE FOOD SERVICE INDUSTRY IS AFFECTED BY LITIGATION AND PUBLICITY CONCERNING FOOD QUALITY, HEALTH AND OTHER ISSUES, WHICH CAN CAUSE CUSTOMERS TO AVOID OUR PRODUCTS AND RESULT IN LIABILITIES.

Food service businesses can be adversely affected by litigation and complaints from customers or government authorities resulting from food quality, illness, injury or other health concerns or operating issues stemming from one restaurant or a limited number of restaurants. Adverse publicity about these allegations may negatively affect us, regardless of whether the allegations are true, by discouraging customers from buying our products. We could also incur significant liabilities if a lawsuit or claim results in a decision against us or litigation costs regardless of the result.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BY INCREASED LABOR COSTS OR LABOR SHORTAGES.

Labor is a primary component in the cost of operating our business. We devote significant resources to recruiting and training our managers and hourly employees. Increased labor costs, due to competition, increased minimum wage or employee benefits costs or otherwise, would adversely impact our operating expenses. In addition, our success depends on our ability to attract, motivate and retain qualified employees, including restaurant managers and staff, to keep pace with our growth strategy. If we are unable to do so, our results of operations may be adversely affected.

PROVISIONS IN OUR CHARTER DOCUMENTS AND DELAWARE LAW MAY DELAY OR PREVENT OUR ACQUISITION BY A THIRD PARTY.

Our certificate of incorporation, by-laws and shareholder rights agreement contain several provisions that may make it more difficult for a third party to acquire control of us without the approval of our board of directors. These provisions include, among other things, a classified board of directors, elimination of stockholder action by written consent, advance notice for raising business or making nominations at meetings and "blank check" preferred stock. Blank check preferred stock enables our board of directors to, without shareholder approval, designate and issue additional series of preferred stock with such dividend, liquidation, conversion, voting or other rights, including the right to issue convertible securities with no limitations on conversion as our board of directors may determine. The issuance of blank check preferred stock may adversely affect the voting and other rights of the holders of our capital stock as our board of directors may designate and issue preferred stock with terms that are senior to our common stock. These provisions may make it more difficult or expensive for a third party to acquire a majority of our outstanding voting common stock. These provisions also may delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that might otherwise result in our shareholders' receiving a premium over the market price for their common stock.

WE MAY BE EXPOSED TO POTENTIAL LIABILITY UNDER THE SECURITIES LAWS AS A RESULT OF HAVING MORE THAN 500 OPTIONHOLDERS.

We have sought to create a culture in which each employee has a shared sense of ownership in our business. Part of this effort was the establishment of an extensive employee option plan, in which each employee, including hourly-level employees, is given the opportunity to participate. As our company has grown, we have issued stock options to an increasing number of our employees. When the number of our optionholders exceeded 500, we inadvertently failed to register our options pursuant to Section 12(g) of the Exchange Act, as required by SEC regulations. Our failure to so register our options may expose us to potential liability under the securities laws. However, we believe that any such liability would not be material to our financial condition or results of operations.


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